NEWS RELEASE

Exhibit 99.1

Vanguard Natural Resources Makes Offer to
Acquire Remaining Interests in Encore Energy Partners LP

Houston, March 25, 2011 – Vanguard Natural Resources LLC (NYSE: VNR) (“Vanguard” or “the Company”) today announced that it has submitted a proposal to the chairman of the Conflicts Committee of the board of directors of the general partner of Encore Energy Partners LP (NYSE: ENP) (“ENP”) to purchase all of ENP’s outstanding publicly-held units through a unit-for-unit exchange. Subject to negotiation and execution of a definitive agreement, Vanguard would offer 0.72 Vanguard common unit for each outstanding publicly-held ENP common unit as part of a transaction that would be structured as a merger of ENP with a wholly-owned subsidiary of the Company.

“We are looking forward to working with the Conflicts Committee of ENP to reach an agreement that is beneficial to the unitholders of both VNR and ENP” said Loren Singletary, Chairman of the Company’s Conflicts Committee.

Vanguard owns 100 percent of the general partner of ENP and owns approximately 46% of the outstanding common units of ENP.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of natural gas and oil properties. The Company's assets consist primarily of producing and non-producing natural gas and oil reserves located in the southern portion of the Appalachian Basin, the Permian Basin, South Texas and Mississippi. The Company owns 100 percent of the general partner of ENP and owns approximately 46% of the outstanding common units of ENP.

The Company’s principal executive offices are located at 5847 San Felipe, Suite 3000, Houston Texas 77057 and its telephone number is (832) 327-2255.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute the Company’s business plan, prices and demand for oil, natural gas and natural gas liquids, the Company’s ability to replace reserves and efficiently develop its current reserves and other important factors that could cause actual results to differ materially from those projected, as described more fully in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed with the Securities and Exchange Commission (the “SEC”).

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

This communication does not constitute an offer to sell any securities. Any such offer will be made only by means of a prospectus, and only if and when a definitive agreement has been entered into by ENP and the Company, pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”).  If the proposed merger is approved, a registration statement of the Company, which will include a joint proxy statement of ENP and the Company, which will also constitute a prospectus of the Company, and other materials will be filed with the SEC. IF AND WHEN APPLICABLE, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENP, THE COMPANY AND THE PROPOSED MERGER. If and when applicable, investors and security holders may obtain a free copy of the joint proxy statement / prospectus and other documents containing information about ENP and the Company, without charge, at the SEC’s website at www.sec.gov.

INVESTOR CONTACT:

Vanguard Natural Resources, LLC
Investor Relations
Lisa Godfrey, 832-327-2234
investorrelations@vnrllc.com